Exhibit 31.2

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
by the Principal Financial Officer

I, Roger D. Lundstrom, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of the Federal Home Loan Bank of Chicago;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	October 13, 2011	By:	/s/ Roger D. Lundstrom
		Name:	Roger D. Lundstrom
		Title:	Executive Vice President, Financial Information
& Chief Financial Officer
(Principal Financial Officer)